                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of Source Media Inc.'s Form S-4 to register its 13 1/2% Senior PIK Preferred Stock.

                                            ARTHUR ANDERSEN LLP

December 10, 1997,
Kansas City, Missouri